UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 29, 2016

Verastem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35403	27-3269467
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

117 Kendrick Street, Suite 500 Needham, MA	02494
(Address of principal executive offices)	(Zip code)

(781) 292-4200

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment (this “Amendment No. 1”) to the Current Report on Form 8-K initially filed on November 2, 2016 (the “Original Filing”) by Verastem, Inc. (the “Company”) is filed to provide additional information about the amended and restated license agreement the Company entered into with Infinity Pharmaceuticals, Inc. (“Infinity”) effective as of October 29, 2016 (the “License Agreement”). This Amendment No. 1 should be read in conjunction with the Original Filing. In the Original Filing, the Company stated that it would determine whether financial statements would be required in connection with the entry into the License Agreement, and if necessary, file such financial information by amendment on or before the applicable deadline. After evaluating the terms of the License Agreement and applicable accounting guidance, the Company has concluded that historical and pro forma financial information is not required and is providing additional information regarding the License Agreement on a supplemental basis.

Item 8.01 Other Events.

As previously disclosed, under the terms of the License Agreement, Infinity granted to the Company an exclusive worldwide license for the research, development, commercialization, and manufacture of products in oncology indications containing duvelisib, an investigational, oral, dual inhibitor of phosphoinositide-3 kinase (PI3K)-delta and PI3K-gamma (the “Products”). Infinity’s ongoing duvelisib program for the Products acquired in the License Agreement include a randomized Phase 3 monotherapy clinical study in patients with relapsed or refractory chronic lymphocytic leukemia or small lymphocytic leukemia (the “DUO Study”), a corresponding Phase 3 extension study for patients in the DUO Study that progress on either arm of treatment, a Phase 2 clinical trial for patients with refractory indolent non-hodgkin lymphoma, and a Phase 2 rollover study for patients that were previously treated in trials with duvelisib. For the nine months ended September 30, 2016 and years ended December 31, 2015, 2014 and 2013, Infinity incurred a total of approximately $485 million of research and development expenses associated with its PI3K inhibitor program, of which it is the Company’s understanding that the vast majority was attributable to Infinity’s clinical trials involving the duvelisib program. In connection with the License Agreement, the Company did not acquire any physical assets other than clinical supply of duvelisib. To date, the Company has not hired any employees or former employees of Infinity, although the Company has engaged certain former employees of Infinity as consultants. There were no financial responsibilities or liabilities assumed by the Company under the License Agreement except for certain financial responsibilities previously described in the Original Filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

By:	/s/ Joseph Chiapponi
Name:	Joseph Chiapponi
Title:	Vice President, Finance (Principal financial and accounting officer)

Date: January 11, 2017